Exhibit 24

POWER OF ATTORNEY – MICHAEL FOX

Michael Fox, the undersigned, understands that, from time to time, he is required to prepare, execute and file certain federal and state securities laws filings.

Know all by these presents, that the undersigned hereby constitutes and appoints John Cleary, Ira Kotel, Zach Weiss and Margaux Bouchet, each of Dentons US LLP, signing individually, and with full power of substitution, the undersigned’s true and lawful attorneys-in-fact to:

(1) manage, execute in your name and on your behalf, the undersigned’s EDGAR account in their capacity as an authorized and appointed Account Administrator, as defined in Volume I of the EDGAR Filer Manual.

(2) prepare, execute in your name and on your behalf, and submit to the U.S. Securities and Exchange Commission (the “SEC”) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords on the SEC’s EDGAR filing system (the “EDGAR System”), enabling the undersigned to make electronic filings with the SEC of Form D to notify the SEC of an exempt offering of securities without registration by the undersigned under Rule 504 or 506 of Regulation D or Section 4(a)(5) of the Securities Act of 1933, as amended, and the rules thereunder (the “Securities Act Filings”);

(3) prepare, execute in your name and on your behalf, and submit to the SEC, the Securities Act Filings, as such Securities Act Filings shall be necessary to be filed with the SEC from time to time, subject to the limitations set forth in this Power of Attorney;

(4) prepare, execute in your name and on your behalf, and submit to the SEC:

(i) any Form ID or Update Passphrase Confirmation to be filed with the SEC;

(ii) any Initial Statement of Beneficial Ownership of Securities on Form 3 to be filed with the SEC;

(iii) any Statement of Changes of Beneficial Ownership of Securities on Form 4 to be filed with the SEC;

(iv) any Annual Statement of Beneficial Ownership of Securities on Form 5 to be filed with the SEC;

(v) any Notice of Proposed Sale of Securities on Form 144 to be filed with the SEC;

(vi) any other forms or reports the undersigned may be required to file in connection with the undersigned’s ownership, acquisition or disposition of securities, including Schedules 13G and 13D;

(vii) where permissible, any other reports or filings to be made by and on behalf of a company, and

(viii) any and all agreements, certificates, receipts, or other documents in connection therewith; and

(5) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted, whether the same needs to be executed, taken or done by him in his capacity as a current or former member, partner, shareholder, director or officer of any company, partnership, corporation, organization, firm, branch or other entity connected with, related to or affiliated with the undersigned.

The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned’s responsibilities to comply with federal and state securities laws.

The undersigned further acknowledges that:

(i)	such attorney-in-fact assumes (1) any liability for the undersigned’s responsibility to comply with the requirement of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (2) any liability of the undersigned for any failure to comply with such requirements or (3) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and

(ii)	this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned’s obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange Act. This Power of Attorney shall remain in full force and effect revoked by the undersigned in a signed writing delivered to such attorneys-in-fact.

This Power of Attorney and all authority conferred hereby shall not be terminated by operation of law, whether by the death or incapacity of the undersigned or by occurrence of any other event. Actions taken by an attorney-in-fact pursuant to this Power of Attorney shall be as valid as if any event described in the preceding sentence had not occurred, whether or not the attorney-in-fact shall have received notice of such event. Notwithstanding the foregoing, (i) in the event that an attorney-in-fact is no longer employed by Dentons US LLP or its affiliates, this Power of Attorney and all authority conferred hereby shall be immediately terminated with respect to such Attorney, and (ii) the undersigned may terminate or revoke this Power of Attorney at any time.

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IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 23rd day of March, 2026.

MICHAEL FOX

By:	/s/ Michael Fox

Witness my hand and official seal, the 23rd day of March, 2026.

/s/ Lauren Miklich
Signature of Notary

Lauren Miklich
Notary’s Printed Name

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